Exhibit 99.1

Experts recommend heightened protocols for the

healthy return of sailing

Healthy Sail Panel recommends 74 detailed steps to safeguard the health of guests, crew and communities

MIAMI, Sept. 21, 2020 – New recommendations from a panel of globally recognized medical and scientific experts say that by relentlessly focusing on prevention and other measures – including the testing of guests and crew members – public health risks associated with the pandemic can be mitigated in a cruise ship environment.

The Healthy Sail Panel submitted its recommendations today to the U.S. Centers for Disease Control and Prevention (CDC), in response to a CDC request for public comment that will be used to inform future public health guidance and preventative measures relating to travel on cruise ships. The Panel was formed in June by Royal Caribbean Group (NYSE: RCL) and Norwegian Cruise Line Holdings Ltd. (NYSE: NCLH).

The Panel comprises globally recognized experts in medical practice and research, public health, infectious diseases, biosecurity, hospitality and maritime operations that have applied the best available public health, science and engineering insights to their recommendations.

The Healthy Sail Panel’s 65-plus-page report includes 74 detailed best practices to protect the public health and safety of guests, crew and the communities where cruise ships call. Recommendations include testing, the use of face coverings, and enhanced sanitation procedures on ships and in terminals. The Panel is chaired by Governor Mike Leavitt, former U.S. Secretary of Health and Human Services, and Dr. Scott Gottlieb, former commissioner of the U.S. Food and Drug Administration.

“The Healthy Sail Panel spent the last four months studying how to better protect the health and safety of guests and crew aboard cruise ships,” said Dr. Gottlieb. “Taken as a comprehensive approach, we believe the Panel’s robust public health recommendations will help inform strategies for a safe resumption of sailing.”

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Healthy Sail Panel Recommendations – Page 2

Gov. Leavitt said: “This Panel undertook an ambitious, cross-disciplinary, public health examination to develop standards and guidelines that create the highest level of safety in the complex environment of a cruise ship. We studied the industry’s experiences combating the pandemic – and we then incorporated the many lessons learned and advances made by medicine and science over the past six months. The Panel’s recommendations are grounded in the best scientific and medical information available and are intended to meaningfully mitigate public health risks to those who sail.”

“We understand our responsibility to act aggressively to protect the health and safety of our guests and crew, as well as the communities where we sail, and we asked the Panel to help us learn how to best live up to that responsibility,” said Richard D. Fain, chairman and CEO of Royal Caribbean Group. “We were inspired by the depth of the Panel’s work and their determination to help us establish the strongest protocols in the travel industry.”

“The Healthy Sail Panel’s recommendations are robust and comprehensive, and they reflect the intense focus the panelists brought to their work,” said Frank Del Rio, president and CEO of Norwegian Cruise Line Holdings Ltd. “We know that both authorities around the globe and consumers expect cruise lines to provide the safest, healthiest vacations we can, and this work demonstrates our commitment to doing just that.”

Fain and Del Rio said each company will use the Panel’s recommendations to inform the development of new, detailed operating protocols, which will be submitted to the CDC and other authorities around the globe for review and approval– an important milestone in the process of resuming sailing around the world. The Panel’s work is open sourced for others to incorporate in their protocols as well; Governor Leavitt and Dr. Gottlieb expressed appreciation that authorities and other cruise companies had already engaged in the Panel’s work as observers.

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Healthy Sail Panel Recommendations – Page 3

The Healthy Sail Panel identified five areas of focus every cruise operator should address to improve health and safety for guests and crew, and reduce the risk of infection and spread of COVID-19 on cruise ships:

1)	Testing, Screening and Exposure Reduction
2)	Sanitation and Ventilation
3)	Response, Contingency Planning and Execution
4)	Destination and Excursion Planning
5)	Mitigating Risks for Crew Members

In each category, the Healthy Sail Panel created practical and actionable recommendations to address specific safety concerns. Among the recommendations are key strategies such as:

•	Taking aggressive measures to prevent SARS-CoV-2 from entering a ship through robust education, screening and testing of both crew and guests prior to embarkation
•	Reducing transmission via air management strategies and enhanced sanitation practices
•	Implementing detailed plans to address positive infection on board, including contingencies for onboard treatment, isolation and rapid evacuation and repatriation
•	Closely controlling shore excursions
•	Enhanced protection for crew members

The full Healthy Sail Panel report can be found here: Royal Caribbean Group or Norwegian Cruise Line Holdings Ltd.

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Cautionary Statement Concerning Forward-Looking Statements

Some of the statements contained in this release are “forward-looking statements” within the meaning of the U.S. federal securities laws intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained in this release, including, without limitation, those regarding business strategies, plans, and objectives for future operations (including those regarding efforts made by the panel and future health and safety protocols and mitigation efforts) are forward-looking statements and we cannot guarantee that our protocols and mitigation efforts will be successful. Many, but not all, of these statements can be found by looking for words like “expect,” “plan,” “will,” “may,” and similar words. Forward-looking statements do not guarantee future performance and may involve risks, uncertainties and other factors which could cause actual results, performance or achievements to differ materially from the future results, performance or achievements expressed or implied in those forward-looking statements. Examples of these risks, uncertainties and other factors include, but are not limited to the impact of: the spread of epidemics, pandemics and viral outbreaks and specifically, the COVID-19 outbreak, including its effect on the ability or desire of people to travel (including on cruises); the ability to develop strategies to enhance health and safety protocols to adapt to the current pandemic environment’s unique challenges once operations resume and to otherwise safely resume operations when conditions allow; coordination and cooperation with the CDC, the federal government and global public health authorities to take precautions to protect the health, safety and security of guests, crew and the communities visited and the implementation of any such precautions; and other factors set forth under “Risk Factors” in each respective company’s most recently filed Annual Report on Form 10-K, Quarterly Report on Form 10-Q and subsequent filings with the Securities and Exchange Commission. It is not possible to predict or identify all such risks. While we believe that the recommendations of the panel will make cruise vacations safer, we cannot guarantee or assure that our protocols and mitigation efforts will effectively eliminate the risk of contracting COVID-19. There may be additional risks that are considered immaterial or which are unknown. The above examples are not exhaustive and new risks emerge from time to time. Such forward-looking statements are based on current beliefs, assumptions, expectations, estimates and projections regarding present and future business strategies and the environment in which we expect to operate in the future. These forward-looking statements speak only as of the date made. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in our expectations with regard thereto or any change of events, conditions or circumstances on which any such statement was based.

Media Contacts

Royal Caribbean Group

Rob Zeiger

corporatecommunications@rccl.com

Norwegian Cruise Line Holdings Ltd.

Andrea DeMarco

NCLHMedia@nclcorp.com

Healthy Sail Panel

Sara Singleton

Sara.Singleton@LeavittPartners.com